UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 22, 2009
Gen-Probe Incorporated
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31279	33-0044608
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

10210 Genetic Center Drive
San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 410-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURE

Item 1.01 Entry into a Material Definitive Agreement.
     On January 22, 2009, Gen-Probe Incorporated, referred to herein as Gen-Probe, entered into an agreement with Novartis Vaccines & Diagnostics, Inc., formerly Chiron Corp., or Novartis, to amend the June 11, 1998 collaboration agreement between the parties. The June 11, 1998 collaboration agreement is referred to herein as the 1998 Agreement and the January 22, 2009 amendment is referred to herein as Amendment No. 11.
     The effective date of Amendment No. 11 is January 1, 2009.
     Amendment No. 11 extends to June 30, 2025 the term of the parties’ blood screening collaboration under the 1998 Agreement. The 1998 Agreement was scheduled to expire by its terms in 2013.
     The 1998 Agreement provided that Gen-Probe was solely responsible for manufacturing costs incurred in connection with the collaboration, while Novartis was responsible for sales and marketing expenses associated with the collaboration. Amendment No. 11 provides that, effective January 1, 2009, Gen-Probe will recover 50% of its costs of goods sold incurred in connection with the collaboration. In addition, Gen-Probe will receive a percentage of the blood screening assay revenue generated under the collaboration, as described in the next paragraph.
     The 1998 Agreement provided that the companies share revenue from the sale of blood screening assays under the collaboration. Under the terms of the 1998 Agreement, as previously amended, Gen-Probe’s share of revenue from any assay that included a test for hepatitis C virus, or HCV, was 45.75%. Amendment No. 11 modifies Gen-Probe’s share of such revenue, initially reducing it to 44% for 2009. Gen-Probe’s share of blood screening assay revenue increases in subsequent years as follows: 2010-2011, 46%; 2012-2013, 47%; 2014, 48%; and 2015, 50%. Gen-Probe’s share of blood screening assay revenue is fixed at 50% from January 1, 2015 though the remainder of the amended term of the agreement. Under Amendment No. 11, Gen-Probe’s share of blood screening assay revenue from any assay that does not test for HCV remains at 50%. As discussed above, Gen-Probe is entitled to its designated percentage of revenue from the sale of blood screening assays as well as the recovery of 50% of its costs of goods sold.
     Amendment No. 11 also provides that Novartis will reduce the amount of time between product sales and payment of Gen-Probe’s share of blood screening assay revenue from 45 days to 30 days.
     As part of Amendment No. 11, the companies have agreed, and Novartis has agreed to provide certain funding, to customize Gen-Probe’s Panther instrument, a fully automated molecular testing platform now in development, for use in the blood screening market. Novartis has also agreed to pay Gen-Probe a milestone payment upon the first commercial sale of the Panther instrument. Gen-Probe and Novartis will equally share any profit attributable to Novartis’ sale or lease of Panther instruments under the collaboration.
     The companies also have agreed to evaluate, using Gen-Probe’s technologies, the development of companion diagnostics for current or future Novartis medicines. Novartis has agreed to provide certain funding to Gen-Probe in support of initial research and development in this area.
     The foregoing summary is qualified in its entirety by reference to the terms of Amendment No. 11, which will be filed by Gen-Probe as an exhibit to its Quarterly Report on Form 10-Q for the period ending March 31, 2009. Gen-Probe intends to submit a Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that it be permitted to redact certain portions of Amendment No. 11.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2009	GEN-PROBE INCORPORATED
	By:	/s/ R. William Bowen
R. William Bowen
Senior Vice President, General Counsel and Corporate Secretary